Filed Pursuant to Rule 424(b)(5)
Registration No. 333-285367

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 27, 2025)

17,435,897 Common Shares

Pre-Funded Warrants to Purchase 3,076,926 Common Shares

We are offering 17,435,897 common shares, no par value per share, or common shares, and, in lieu of common shares to investors that so choose, pre-funded warrants to purchase up to 3,076,926 common shares, or the pre-funded warrants, in this offering pursuant to this prospectus supplement and the accompanying prospectus. The pre-funded warrants will be exercisable immediately and are exercisable for one common share. The purchase price of each pre-funded warrant is equal to the purchase price at which a common share is sold in this offering, minus $0.00001, and the exercise price of each pre-funded warrant is $0.00001 per common share.

Our common shares are listed on the Nasdaq Global Select Market under the symbol “ABCL.” On August 12, 2026, the last reported sale price for our common shares on the Nasdaq Global Select Market was $10.36 per share. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or recognized trading system.

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page S-10 of this prospectus supplement and page 6 of the accompanying prospectus, and in the documents incorporated by reference herein. You should read the entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, carefully, before investing in our securities.

Neither the U.S. Securities and Exchange Commission, any state securities commission or the securities commission or regulatory authority of any Canadian province or territory has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	PER PRE-FUNDED WARRANT	TOTAL
Public offering price	$9.75	$9.74999	$199,999,993.48
Underwriting discounts and commissions(1)	$0.585	$0.5849994	$11,999,999.61
Proceeds to AbCellera Biologics Inc., before expenses	$9.165	$9.1649906	$187,999,993.87

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

Delivery of the common shares and pre-funded warrants is expected to be made on or about August 14, 2026.

Jefferies	J.P. Morgan	Cantor	UBS Investment Bank	BMO Capital Markets

Prospectus Supplement dated August 12, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common shares and pre-funded warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated February 27, 2025, included in our registration statement on Form S-3 (File No. 333-285367), along with the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus are part of an automatic “shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined under the Securities Act. Under the shelf registration process, we may offer from time to time various securities, of which this offering of common shares and pre-funded warrants is a part. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference, the exhibits filed with the SEC, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We have not, and the underwriters have not, authorized any other person to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not, and the underwriters are not, making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” of this prospectus supplement and in the accompanying prospectus, before investing in our securities.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We and the underwriters are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Except as otherwise indicated, references in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein or therein to “AbCellera,” the “Company,” “we,” “us” and “our” refer to AbCellera Biologics Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference herein include “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financial position, financing needs and other information that is not historical information. Forward-looking statements can often be identified by the use of terminology such as “subject to”, “believe,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “project,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. In particular, these forward-looking statements include, but are not limited to:

∎

our expectations regarding the success, clinical advancement, and market acceptance of our internal pipeline of drug candidates, including expectations regarding the preliminary, top-line, or early-stage clinical data for ABCL635, as well as our antibody discovery and development capabilities;

∎	companies and technologies in our industry that compete with our business and our internal drug candidates;

∎

our ability to manage and grow our business by advancing our internal pipeline of drug candidates through clinical development and introducing our antibody discovery and development capabilities to new partners and expanding our relationships with existing partners;

∎

our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if these markets achieve the forecasted growth, our drug candidates may fail to achieve sufficient market acceptance or adoption;

∎

our ability to achieve projected discovery, preclinical development, and clinical milestones for our internal programs, including the initiation, progression and potential success of a late stage trial for ABCL635, as well as our partners’ ability to achieve projected discovery and development milestones and other anticipated key events, including commercial sales resulting in royalties owed to us, in the expected timelines or at all;

∎

our ability to leverage our full platform capabilities—from target identification to Investigational New Drug, or IND, application submission and to clinical development—to advance our internal pipeline of drug candidates, as well as to support our partners;

∎	our ability to develop and commercialize the drugs we discover, both internally and with our partners, on a timely basis or at all;

∎	our operating results, financial performance, and financial position;

∎	our expectations regarding our good manufacturing practices, or GMP, facility and our manufacturing capabilities to support our clinical trials;

∎	our ability to establish and maintain intellectual property protection for our internal drug candidates, technologies and workflows and avoid or defend against claims of patent infringement;

∎	our ability to attract, hire and retain key personnel and to manage our personnel growth effectively;

∎	our ability to obtain additional financing in future offerings;

∎	the volatility of the trading price of our common shares, including in response to the market’s reaction to near-term clinical milestones;

∎	business disruptions affecting our operations, the advancement of our internal pipeline, and the development of our antibody discovery, preclinical development and clinical development capabilities;

∎	our ability to avoid material weaknesses or significant deficiencies in our internal control over financial reporting in the future;

∎	our expectations regarding our Passive Foreign Investment Company, or PFIC, status for our taxable year ended December 31, 2026, or any future taxable year;

∎	our expectations regarding the use of our cash resources;

∎	our expectations about market trends;

∎	our expectations regarding the use of proceeds from this offering and our existing cash, cash equivalents and marketable securities; and

∎	our ability to predict and adapt to government regulations.

We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in our forward-looking statements. We have included important factors in the cautionary statements included in this prospectus supplement and the information incorporated by reference herein that we believe could cause actual results or events to differ materially from our forward-looking statements. We operate in a competitive and rapidly changing environment and new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement and the information incorporated herein by reference. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures, or investments we may make or enter into.

Additionally, military conflicts, specifically the escalating conflict in the Middle East beginning in 2026, could adversely affect our business and financial statements. This dynamic situation has disrupted global supply chains, increased energy and operational costs, created capital market volatility, and heightened cybersecurity risks. A protraction or escalation of hostilities could further intensify these impacts. Beyond these conflicts, broader macroeconomic inflation generally affects us by increasing our employee-related costs and certain other expenses. Our financial condition and results of operations may also be impacted by other factors we may not be able to control, such as global supply chain disruptions, potential trade tariffs in Canada and the U.S., uncertain global economic conditions, global trade disputes or political instability, as further discussed in the section titled “Risk Factors” in this prospectus supplement and the information incorporated herein by reference.

You should read this prospectus supplement and the information incorporated herein by reference with the understanding that our actual future results may differ materially from what we expect. The forward-looking statements contained in this prospectus supplement and the information incorporated herein by reference are made as of the date of this prospectus supplement, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

In addition, statements that “we believe” and similar statements reflect our current beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

This prospectus supplement and the information incorporated herein by reference include statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties as well as our own estimates of potential market opportunities. All market data used in this prospectus supplement and the information incorporated herein by reference involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research, and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

We express all amounts in this prospectus supplement in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “C$” and “CAD$” are to Canadian dollars.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in our securities. You should read this prospectus supplement carefully, especially the risks of investing in our securities discussed under “Risk Factors” beginning on page S-10 of this prospectus supplement and in the “Risk Factors” section of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any Quarterly Report on Form 10-Q or Current Report on Form 8-K we file after the date of this prospectus supplement, which are incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement, before making an investment decision.

Company Overview

We are a clinical-stage biotechnology company focused on discovering and developing antibody-based medicines for indications with high unmet medical need. To maximize the value and impact of our work, we are advancing a pipeline of internal programs and strategically partnering with companies that have novel science, innovative technology, or a strong track record of bringing programs through clinical development.

We focus on the development of antibody drugs and are committed to improving discovery and development. We aim to build a competitive advantage in bringing antibody drugs from target into clinical testing by combining expertise, technologies, and infrastructure to build integrated capabilities for antibody drug discovery and development. We think deeply about capital allocation and strive to maximize long-term value while mitigating the risks that are inherent in drug development. We look for opportunities where we believe low-risk investments in building technology and operational efficiency can create a sustained competitive advantage and drive long-term value by making antibody drug development faster and more efficient.

We are leveraging our platform to develop internal programs and advance a pipeline of AbCellera-led programs with first-in-class potential. We evaluate these programs individually to determine whether to pursue preclinical and clinical development in-house, enter into collaborations with partners, or out-license to optimize their development and clinical and commercial potential.

We expect to continue to make significant investments in this area for the foreseeable future and expect to continue to incur significant expenses in connection with our ongoing activities, including as we:

∎	invest in research and development activities to improve our antibody discovery and development capabilities;

∎	advance our internal programs in preclinical and clinical development;

∎	improve and enhance operations to deliver programs, including investments in manufacturing;

∎	acquire businesses or technologies to support the growth of our business;

∎	attract, hire and retain qualified personnel; and

∎	continue to establish, protect and defend our intellectual property and patent portfolio, including our ongoing litigation.

To date, we have financed our operations primarily from revenue from our antibody discovery partnerships in the form of royalty revenue, government funding from grants, and from the issuance and sale of convertible preferred shares and notes, and common shares. Additionally, we have twice secured significant government co-investments in the form of non-dilutive capital to help fund research and development, including internal programs, and facility construction.

We previously achieved critical regulatory and clinical trial milestones for ABCL635 and ABCL575, and initiated dosing participants in clinical trials for both programs in Canada during the second half of 2025.

For ABCL635, the Phase 1/2 clinical trial is a randomized, placebo-controlled, double-blind study in healthy men and postmenopausal women with or without vasomotor symptoms, or VMS. Its purpose is to evaluate safety, pharmacokinetics, pharmacodynamics, as well as frequency and severity of VMS with subcutaneous doses of ABCL635. In January 2026, following an interim assessment of the safety, tolerability, and pharmacodynamic data collected from healthy volunteers in the Phase 1 portion of the study, we announced the dosing of first patients in the Phase 2 portion of the ongoing Phase 1/2 clinical trial.

For ABCL575, the Phase 1 clinical trial is a randomized, placebo-controlled, double-blind study to assess safety and tolerability in healthy participants following subcutaneous doses of ABCL575. We anticipate the topline data readout for the Phase 1 study in Q4 2026. At present, we have no plans to pursue development past Phase 1.

In 2025, we advanced ABCL688 and ABCL386 into IND/CTA-enabling studies. ABCL688 is an antibody drug candidate for an undisclosed indication in autoimmunity and is the second program from our G protein-coupled receptor and ion channel platform to advance into IND/CTA-enabling studies. We anticipate submission of an IND/CTA for ABCL688 in 2027. ABCL386 is an antibody drug candidate against an undisclosed target in oncology. ABCL386 is in IND/CTA-enabling activities, and we anticipate initiating Phase 1/2 clinical trials in patients in 2027. Both programs align with the Company’s strategy of building value, through partnerships, and through internal discovery and development of potential first-in-class antibody drugs.

Recent Developments

On August 10, 2026, we announced positive top-line results from the Phase 2 portion of our Phase 1/2 clinical trial evaluating ABCL635, an investigational neurokinin 3 receptor, or NK3R, antagonist antibody. ABCL635 is being developed as a non-hormonal, long-acting, subcutaneous treatment for moderate-to-severe vasomotor symptoms, or VMSM-S, commonly known as hot flashes, due to menopause. The study met the primary efficacy endpoints achieving statistically significant reductions in both frequency and severity of VMSM-S at week 4 compared to placebo after a single dose. ABCL635 was also observed to significantly improve sleep and patient global impression of change, or PGI-C.

The randomized, double-blind, placebo-controlled, multicenter Phase 2 portion of the ABCL635 study enrolled 92 postmenopausal women experiencing a mean of approximately 10 moderate or severe hot flashes per day. The participants were randomized 1:1 to receive either a single subcutaneous 600 mg dose of ABCL635 or placebo.

ABCL635 reduced VMSM-S frequency compared to placebo, with an 8.8 mean reduction in the number of moderate and severe events per day from baseline at week 4 (Day 29) compared to 3.5, showing a mean placebo-adjusted treatment difference of 5.3 (p<0.001). The mean percent reduction at week 4 for VMSM-S frequency was 83% for the ABCL635 treatment group versus a 33% reduction for placebo, leading to a mean placebo-adjusted treatment difference of 50%.

ABCL635 also resulted in improvement in VMSM-S severity compared to placebo, with a mean reduction of 1.4 points at week 4 compared to 0.3, and a mean placebo-adjusted treatment difference of 1.1 (p<0.001). The mean percent reduction in VMSM-S severity from baseline to week 4 was 58% in the ABCL635 group compared to 12% in the placebo group, leading to a mean placebo-adjusted treatment difference of 46%.

Meaningful improvements were also observed in patient sleep scores and PGI-C.

ABCL635 was well-tolerated throughout the four-week treatment period with no serious adverse events, severe adverse events, or adverse events that led to study discontinuation. The most common adverse events in the ABCL635 treatment group and higher than placebo were headache, fatigue, and injection site reaction.

Corporate Information

We were incorporated in 2012 under the Business Corporations Act (British Columbia), or the BCBCA. Our principal executive offices are located at 150 W 4th Avenue, Vancouver, British Columbia, V5Y 1G6, Canada

and our telephone number is (604) 559-9005. Our website address is www.abcellera.com. We have included our website address in this prospectus supplement solely as an inactive textual reference. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus supplement.

AbCellera and other trademarks or service marks of AbCellera, including our subsidiaries, appearing in this prospectus supplement are the property of AbCellera. The other trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

THE OFFERING

Common shares offered by us	17,435,897 common shares.

Pre-funded warrants offered by us	Pre-funded warrants to purchase up to 3,076,926 of our common shares. Each pre-funded warrant will have an initial exercise price per share of $0.00001, subject to certain adjustments. The purchase price of each pre-funded warrant is equal to the price per share at which our common shares are being sold in this offering, minus $0.00001. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. For more information, see the section titled “Description of Pre-Funded Warrants” of this prospectus supplement. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the pre-funded warrants.

Common shares to be outstanding immediately after this offering	323,905,529 common shares, assuming none of the pre-funded warrants issued in this offering are exercised.

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $187.0 million, excluding the proceeds, if any, from the exercise of the pre-funded warrants and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds we receive from this offering, together with our existing cash, cash equivalents and marketable securities, to fund the continued research, development and clinical advancement of our internal pipeline, including our lead clinical program, ABCL635, as well as for working capital and other general corporate purposes. See the section titled “Use of Proceeds” for additional information.

Risk factors	Your investment in our securities involves substantial risk. See the section titled “Risk Factors” beginning on page S-10 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should carefully consider before deciding to invest in our securities.

Nasdaq Global Select Market symbol	“ABCL.”

There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or recognized trading system.

The number of our shares that will be outstanding immediately after this offering set forth above is based on 306,469,632 common shares outstanding as of June 30, 2026. The number of shares outstanding as of June 30, 2026 as used throughout this prospectus supplement, unless otherwise indicated, excludes:

∎	66,333,117 common shares issuable upon the exercise of share options outstanding as of June 30, 2026, at a weighted-average exercise price of $4.83 per share;

∎	9,841,340 common shares issuable upon the vesting and settlement of restricted share unit awards, or RSUs, outstanding as of June 30, 2026;

∎	34,201,079 common shares reserved for future issuance under our 2020 Share Option and Incentive Plan as of June 30, 2026; and

∎	2,700,000 common shares reserved for future issuance under our 2020 Employee Share Purchase Plan as of June 30, 2026.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options to purchase our common shares and no vesting or settlement of RSUs described above after June 30, 2026 and no exercise of the pre-funded warrants we are offering to certain investors.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the risks and uncertainties described below and in the “Risk Factors” section of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q or Current Report on Form 8-K we file after the date of this prospectus supplement, which are incorporated by reference herein, together with all other information contained in our filings with the SEC that we have incorporated by reference in this prospectus supplement. If any of the following risks actually occur, our business, financial condition or results of operations could be adversely affected, which, in turn, could have a negative impact on the price of our common shares and you may lose all or part of your investment.

Risks Related to this Offering and the Securities Offered Hereby

If you purchase securities in this offering, you may suffer immediate and substantial dilution of your investment.

The offering price per share (or pre-funded warrant) in this offering will exceed the net tangible book value per share of our common shares outstanding prior to this offering. Therefore, if you purchase securities in this offering, you will pay an offering price per share (or pre-funded warrant) that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding options at exercise prices lower than the price of our common shares in this offering, you will suffer further dilution. Our net tangible book value as of June 30, 2026 was $811.7 million, or $2.65 per share. After giving effect to this offering at the offering price of $9.75 per share and $9.74999 per pre-funded warrant, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us (but excluding the common shares to be issued and the proceeds received, if any, from exercises of the pre-funded warrants offered hereby), you will experience immediate dilution of $6.67 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2026 after giving effect to this offering (but without giving effect to the exercise of pre-funded warrants offered hereby) at the offering price. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

We have broad discretion over the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion over the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds from this offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending the use of the net proceeds from this offering, we may invest such net proceeds in high credit quality marketable securities which may consist of U.S. government agency securities, certificates of deposit, commercial paper, corporate bonds, and asset-backed securities. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our share price to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital in the future, we may offer additional common shares or other securities convertible into or exchangeable for our common shares at a price per share that is higher or lower than the price per share (or pre-funded warrant) paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to those of existing shareholders. To the extent we raise additional capital by issuing additional common shares or other securities convertible into or exchangeable for our common shares, our shareholders may experience further dilution and such issuance may result in downward pressure on the price of our common shares.

Sales of a substantial number of our common shares in the public market could cause the market price of our common shares to drop significantly, even if our business is doing well.

Sales of a substantial number of our common shares in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common shares, impair our ability to raise capital through the sale of additional equity securities, and make it more difficult for our shareholders to sell their common shares at a time and price that they deem appropriate.

We and our executive officers, directors and certain of our shareholders have agreed that, subject to certain exceptions, during the period ending 60 days after the date of this prospectus supplement, we and they will not offer, sell, dispose of or hedge any common shares or securities convertible into or exchangeable for common shares, subject to specified limited exceptions, without, in each case, the prior written consent of Jefferies LLC and J.P. Morgan Securities LLC, who may release any of the securities subject to these lock-up agreements at any time without notice. Shares held by directors, executive officers and other affiliates thereof will be subject to volume limitations under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, and various vesting agreements. Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your common shares at a time and price that you deem appropriate.

We have filed an automatic shelf registration statement on Form S-3ASR, which allows us to offer and sell an indeterminate amount of common shares, preferred shares, warrants, debt securities, or units from time to time pursuant to one or more offerings at prices and terms to be determined at the time of the sale.

There is no public market for the pre-funded warrants being offered by us in this offering.

There is no established public trading market for the pre-funded warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited. We will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants.

Holders of the pre-funded warrants will have no rights as common shareholders until they acquire our common shares.

Until you acquire our common shares upon exercise of the pre-funded warrants, you will have no rights with respect to our common shares issuable upon exercise of the pre-funded warrants, including the right to vote or respond to tender offers. Upon exercise of your pre-funded warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants.

Significant holders or beneficial holders of our common shares may not be permitted to exercise pre-funded warrants that they hold.

A holder of a pre-funded warrant will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause the aggregate number of our common shares beneficially owned by the holder (together with its affiliates) to exceed 4.99% of the number of our common shares outstanding immediately after giving effect to the exercise of the pre-funded warrant unless such percentage is increased upon at least 61 days’ prior notice, but not in excess of 19.99%. As a result, you may not be able to exercise your pre-funded warrants for our common shares at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

If we do not maintain a current and effective registration statement relating to our common shares issuable upon exercise of the pre-funded warrants, holders will only be able to exercise such pre-funded warrants on a “cashless basis.”

If we do not maintain a current and effective registration statement relating to the common shares issuable upon exercise of the pre-funded warrants at the time that holders wish to exercise such pre-funded warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of our common shares that holders will receive upon exercise of the pre-funded warrants will be fewer than it would have been had such holder exercised such pre-funded warrants for cash, and holders may be limited in their ability to immediately sell shares upon exercise subject to volume or other securities law limitations. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their pre-funded warrants for cash if a current and effective registration statement relating to our common shares issuable upon exercise of the pre-funded warrants is available.

We have never paid dividends on our share capital and we do not intend to pay dividends for the foreseeable future. Consequently, any gains from an investment in our common shares will likely depend on whether the price of our common shares increases.

We have never declared or paid any dividends on our common shares and do not intend to pay any dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common shares after any price appreciation as the only way to realize any future gains on their investments.

There are risks, including market volatility, inherent in owning our common shares.

The market price and volume of our common shares have been, and may continue to be, subject to significant fluctuations. These fluctuations may arise from general market conditions, the impact of risk factors described herein, or changes in the market regarding our business, our financial performance and other factors.

USE OF PROCEEDS

We expect that the net proceeds from our issuance and sale of our common shares and pre-funded warrants to purchase up to 3,076,926 common shares in this offering will be approximately $187.0 million, excluding the proceeds, if any, from the exercise of the pre-funded warrants offered hereby, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants.

We currently intend to use the net proceeds we receive from this offering, together with our existing cash, cash equivalents and marketable securities, to fund the continued research, development and clinical advancement of our internal pipeline, including our lead clinical program, ABCL635, as well as for working capital and other general corporate purposes.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described in the section titled “Risk Factors” in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending use of net proceeds as described above, we may temporarily invest the net proceeds in a variety of capital preservation instruments, including high credit quality marketable securities which may consist of U.S. government agency securities, certificates of deposit, commercial paper, corporate bonds, and asset-backed securities.

DILUTION

If you invest in this offering, your ownership interest will be diluted immediately to the extent of the difference between the offering price per common share or pre-funded warrant in this offering and the as adjusted net tangible book value per share of our common shares.

As of June 30, 2026, we had a historical net tangible book value of $811.7 million, or $2.65 per common share, based on 306,469,632 shares outstanding. Our historical net tangible book value per common share represents total tangible assets less total liabilities, divided by the number of common shares outstanding.

After giving effect to the sale of (i) 17,435,897 common shares in this offering at the offering price of $9.75 per share, and (ii) pre-funded warrants to purchase 3,076,926 common shares in this offering at the offering price minus $0.00001 (excluding, in each case, the common shares to be issued and the proceeds received, if any, from exercises of the pre-funded warrants), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $998.7 million , or $3.08 per common share. This represents an immediate increase in as adjusted net tangible book value of $0.43 per common share to our existing shareholders and an immediate dilution of $6.67 per common share to investors purchasing our securities in this offering.

The following table illustrates this dilution on a per common share basis:

Public offering price per share (or pre-funded warrant)		$9.75
Net tangible book value per common share as of June 30, 2026	$2.65
Increase in net tangible book value per common share attributable to investors purchasing common shares and pre-funded warrants in this offering	$0.43

As adjusted net tangible book value per share after giving effect to this offering		$3.08

Dilution per common share to new investors participating in this offering		$6.67

Assuming the pre-funded warrants were immediately and fully exercised, this would result in an as adjusted net tangible book value per share, after giving effect to this offering and warrant exercise, of $998.7, or $3.05 per share. This represents an increase in net tangible book value of $0.40 per share to existing shareholders and dilution in net tangible book value per share of $6.70 to new investors participating in this offering.

The foregoing table and calculations (other than the historical net tangible book value calculation) are based on 306,469,632 common shares outstanding as of June 30, 2026. The number of shares outstanding as of June 30, 2026 as used throughout this prospectus supplement, unless otherwise indicated, excludes:

∎	66,333,117 common shares issuable upon the exercise of share options outstanding as of June 30, 2026, at a weighted-average exercise price of $4.83 per share;

∎	9,841,340 common shares issuable upon the vesting and settlement of restricted share unit awards, or RSUs, outstanding as of June 30, 2026;

∎	34,201,079 common shares reserved for future issuance under our 2020 Share Option and Incentive Plan as of June 30, 2026; and

∎	2,700,000 common shares reserved for future issuance under our 2020 Employee Share Purchase Plan as of June 30, 2026.

To the extent that any options are exercised, any RSUs vest, any new awards are issued under our 2020 Share Option and Incentive Plan and 2020 Employee Share Purchase Plan, any pre-funded warrants have been or may be exercised or we otherwise issue additional common shares or securities convertible into common shares in the future, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

We have not yet determined whether the pre-funded warrants will be classified and accounted for as liabilities or as shareholders’ equity.

DIVIDEND POLICY

We have not declared nor paid any cash dividends on our share capital. We intend to retain any future earnings to fund the development and expansion of our business and therefore do not anticipate paying cash dividends on our share capital in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by our board of directors.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS OF OUR COMMON SHARES AND PRE-FUNDED WARRANTS

The following summary describes the material U.S. federal income tax considerations of the acquisition, ownership and disposition of our common shares and pre-funded warrants acquired in this offering. This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the alternative minimum tax or the net investment income tax and does not deal with state or local taxes, U.S. federal gift and estate tax laws or, except to the limited extent provided below, any non-U.S. tax consequences that may be relevant to investors in light of their particular circumstances.

Special rules different from those described below may apply to certain investors that are subject to special treatment under the Internal Revenue Code of 1986, as amended, or the Code, such as:

∎	insurance companies, banks and other financial institutions;

∎	tax-exempt organizations (including private foundations) and tax-qualified retirement plans;

∎	foreign governments and international organizations;

∎	broker-dealers and traders in securities;

∎	U.S. expatriates and former citizens or long-term residents of the United States;

∎	non-U.S. Holders;

∎	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code;

∎	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

∎	persons that hold our common shares or pre-funded warrants as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy;

∎	U.S. Holders (as defined below) whose functional currency for U.S. tax purposes is not the U.S. dollar;

∎	persons who do not hold our common shares or pre-funded warrants as “capital assets” within the meaning of Section 1221 of the Code (generally, for investment purposes);

∎	regulated investment companies;

∎	pension plans;

∎	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

∎	persons deemed to sell our common shares or pre-funded warrants under the constructive sale provisions of the Code; and

∎	persons who hold or receive our common shares or pre-funded warrants pursuant to the exercise of any employee share option or otherwise as compensation.

Such investors are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our common shares or pre-funded warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. If a partnership or other pass-through entity holds our common shares or pre-funded warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership or other pass-through entity. A partner in a partnership or other pass-through entity that will hold our common shares should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common shares or pre-funded warrants through a partnership or other pass-through entity, as applicable.

Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly retroactively, and are subject to differing interpretations which could result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or will not take a contrary position regarding the tax consequences described herein, or that any such contrary position would not be sustained by a court.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common shares or pre-funded warrants, other than a partnership or other pass-through entity, that is, for U.S. federal income tax purposes, (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are an individual non-U.S. citizen, you may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.

Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our common shares or pre-funded warrants.

PERSONS CONSIDERING THE PURCHASE OF OUR COMMON SHARES OR PRE-FUNDED WARRANTS PURSUANT TO THIS OFFERING SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON SHARES OR PRE-FUNDED WARRANTS IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OR ANY U.S. FEDERAL NON-INCOME TAX CONSEQUENCES, AND THE POSSIBLE APPLICATION OF TAX TREATIES.

Tax Consequences to U.S. Holders

Characterization of the Pre-Funded Warrants for Tax Purposes

Although the characterization of the pre-funded warrants for U.S. federal income tax purposes is not entirely clear, because the exercise price of the pre-funded warrants is a nominal amount, we expect to treat the pre-funded warrants as our common shares for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common shares as described below. Accordingly, for U.S. federal income tax purposes, no gain or loss should be recognized upon the exercise of a pre-funded warrant, and upon exercise, the holding period of the share of common shares received should include the holding period of the pre-funded warrant. Similarly, the tax basis of a share of common shares received upon exercise of a pre-funded warrant should include the tax basis of the pre-funded warrant increased by the exercise price of $0.00001 per share. The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes, and the discussion below, to the extent it pertains to our common shares, is generally intended to also pertain to the pre-funded warrants.

Our position with respect to the characterization of pre-funded warrants is not binding on the IRS and the IRS may treat the pre-funded warrants as warrants to acquire our common shares and, if so, the amount and character of your gain with respect to an investment in our pre-funded warrants could change. You should consult your tax advisor regarding the characterization of pre-funded warrants for U.S. federal income tax purposes, and the consequences to you of an investment in the pre-funded warrants based on your own particular facts and circumstances.

Distributions on Common Shares and Pre-Funded Warrants

As stated under the section titled “Dividend Policy,” we do not expect to make distributions on our common shares (or pre-funded warrants) in the foreseeable future. In the event that we do make distributions of cash or other property, distributions paid on common shares (or pre-funded warrants) will be treated as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussion below under “—Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may constitute “qualified dividend income” eligible for taxation at the preferential rates applicable to long-term capital gains, provided that (i) our common shares are readily tradable on an established securities market in the United States (such as the Nasdaq Global Select Market) or the Company is eligible for the benefits of the U.S.-Canada Tax Treaty, (ii) we are not a PFIC for the taxable year in which the dividend is paid or the preceding taxable year, (iii) the U.S. Holder satisfies certain holding period requirements, and (iv) the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. U.S. Holders should consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in the common shares (or pre-funded warrants) and thereafter as capital gain from the sale or exchange of such common shares. The tax treatment of such gain is further described in “—Sale or Other Disposition of Common Shares and Pre-Funded Warrants” below. Any such distributions will also be subject to the discussions below under the section titled “—Information Reporting and Backup Withholding.”

A U.S. Holder of a pre-funded warrant is expected to receive any distributions paid with respect to common shares prior to the exercise of the pre-funded warrant and, in such case, would be taxed in the same manner as a U.S. Holder of common shares that receives such a distribution. However, under certain circumstances, it is possible for cash to be held in abeyance for the U.S. Holder until a pre-funded warrant is exercised, at which time such U.S. Holder shall be entitled to receive distributions. It is possible that such entitlement to distributions could cause the declaration of a distribution on our common shares to be currently taxable to U.S. Holders of pre-funded warrants, including under the principles governing Section 305 of the Code, even though the holders will not receive such distributions until a future date. Additionally, it is possible that other adjustments to the terms of the pre-funded warrant can be considered a constructive distribution under Section 305 of the Code. A holder of a pre-funded warrant should consult its tax advisor regarding the tax treatment of any distribution with respect to such pre-funded warrant that is held in abeyance in connection with any applicable limitation on the holder’s beneficial ownership of our common shares.

Dividends from us will generally constitute non-U.S. source income and be treated as “passive category income” for foreign tax credit limitation purposes. U.S. Holders may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding tax imposed on dividends received on common shares. If a U.S. Holder does not elect to claim a foreign tax credit for foreign taxes withheld, such holder may instead claim a deduction for U.S. federal income tax purposes in respect of such taxes, but only for a year in which such holder elects to do so for all creditable foreign income taxes. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of Common Shares and Pre-Funded Warrants

Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” for U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of common shares (or pre-funded warrants) will be capital gain or loss, and will be long-term capital gain or loss if you have held the common shares (or pre-funded warrants) for more than one year. The amount of the gain or loss will equal the difference between your adjusted tax basis in the common shares (or pre-funded warrants) disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations. Any gain recognized by a U.S. Holder on the sale or other disposition of common shares (or pre-funded warrants) will generally be treated as U.S.-source income for foreign tax credit purposes. Certain U.S. Holders that are eligible for the benefits of U.S.-Canada Tax Treaty may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. U.S. Holders should consult their tax advisors regarding the application of the U.S.-Canada Tax Treaty and the availability of foreign tax credits in their particular circumstances.

Passive Foreign Investment Company Rules

The U.S. federal income tax treatment of U.S. Holders could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) during such year consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income for such year consists of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly, indirectly or constructively, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.

We believe we were not classified as a PFIC during the taxable year ended December 31, 2025. However, no assurance can be given as to whether we currently are not or will not become a PFIC, as this is a factual determination made annually that will depend, in part, upon the nature of our business, the composition of our income and assets, the value of our assets, and the price of our common shares (or pre-funded warrants), each of which is subject to change. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in us becoming a PFIC for the current or subsequent taxable years.

If we are a PFIC in any year with respect to which a U.S. Holder owns common shares (or pre-funded warrants), we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns common shares (or pre-funded warrants), regardless of whether we continue to meet the tests described above unless we cease to be a PFIC and the U.S. Holder makes a “deemed sale” election under the PFIC rules. If such a deemed sale election is made, a U.S. Holder will be deemed to have sold the U.S. Holder’s common shares (or pre-funded warrants) at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s common shares (or pre-funded warrants) with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of common shares (or pre-funded warrants). U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we are a PFIC and cease to be a PFIC and such election becomes available.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder and the U.S. Holder did not make either a mark-to-market election or a QEF election, which are referred to collectively as the “PFIC Elections” for purposes of this discussion, for the first taxable year in which we are treated as a PFIC, and in which the U.S. Holder held common shares (or pre-funded warrants), or the U.S. Holder does not otherwise make a purging election, as described below, the U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other taxable disposition of common shares (or pre-funded warrants), and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to the U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by the U.S. Holder in respect of its common shares (or pre-funded warrants) during the three preceding taxable years of the U.S. Holder or, if shorter, the U.S. Holder’s holding period in its common shares (or pre-funded warrants)).

Under these rules:

(a)	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period in its common shares (or pre-funded warrants);

(b)

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the first taxable year in which we are treated as a PFIC, will be taxed as ordinary income;

(c)

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

(d)

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections

If we are treated as a PFIC and our common shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to its common shares for the first taxable year in which the U.S. Holder holds (or is deemed to hold) the common shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its common shares at the end of such year over its adjusted tax basis in its common shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its common shares over the fair market value of its common shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its common shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its common shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value.

If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless common shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to common shares in their particular circumstances.

The tax consequences that would apply if we were a PFIC and a U.S. Holder made a valid QEF election would also be different from the adverse PFIC tax consequences described above. In order to make a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. We may not provide U.S. Holders with the information necessary for a U.S. Holder to make or maintain a QEF election, and there is no assurance that we will provide such information in the future. U.S. Holders should consult their tax advisors regarding the availability and advisability of, and procedure for, making a QEF election. If we are treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, the U.S. Holder might seek to make a purging election. Under the purging election, the U.S. Holder will be deemed to have sold its common shares at their fair market value on the last day of the last year in which we are treated as a PFIC and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new adjusted tax basis and holding period in our common shares solely for purposes of the PFIC rules.

Related PFIC Rules

If we are treated as a PFIC and, at any time, have a non-U.S. subsidiary that is treated as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or sell or otherwise dispose of all or part of our interest in, such lower-tier PFIC, or the U.S. Holder otherwise was deemed to have sold or otherwise disposed of an interest in such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the lower-tier PFIC rules in their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year may have to file an IRS Form 8621 (whether or not a QEF election or a mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS and could result in penalties.

THE PFIC RULES ARE VERY COMPLEX AND U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF SUCH RULES IN THEIR PARTICULAR CIRCUMSTANCES.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of common shares (or pre-funded warrants) generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt or, if applicable, the date of settlement if the common shares (or pre-funded warrants) are traded on an established securities market (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to any payments of dividends on our common shares (or pre-funded warrants), and gross proceeds on the sale or other disposition of our common shares (or pre-funded warrants), unless the U.S. Holder is an exempt recipient (such as a corporation), regardless of whether any tax was actually withheld. Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is otherwise notified that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Foreign Asset Reporting

Certain U.S. Holders may be required to report information relating to their ownership of our common shares (or pre-funded warrants), subject to certain exceptions (including an exception for common shares (or pre-funded warrants) held in accounts maintained by certain U.S. financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold our common shares (or pre-funded warrants). U.S. Holders should consult their tax advisors regarding the effect, if any, of these information reporting requirements on their ownership and disposition of our common shares (or pre-funded warrants).

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations promulgated thereunder or, collectively, the Canadian Tax Act, generally applicable to a holder who: (i) acquires common shares or pre-funded warrants pursuant to the offering as a beneficial owner; (ii) at all relevant times, for purposes of the Canadian Tax Act, deals at arm’s length with the Company, each of the Underwriters and all of their respective affiliates, and is not affiliated with the Company, any of the Underwriters or any of their respective affiliates; (iii) for the purposes of the Canadian Tax Act and at all relevant times, will acquire and hold common shares pursuant to the offering and any common shares acquired on the exercise of pre-funded warrants, for the purpose of this section, the Shares, and pre-funded warrants, as applicable, as capital property; (iv) for purposes of the Canadian Tax Act and any applicable tax treaty or convention and at all relevant times, is not resident or deemed to be resident in Canada; (v) will not use or hold (and will not be deemed to use or hold) common shares or pre-funded warrants in connection with a business (including an adventure or concern in the nature of trade) carried on or deemed to be carried on in Canada; (vi) an interest in which is not or would not be a “tax shelter investment” for purposes of the Canadian Tax Act; (vii) is not a “financial institution” for purposes of the “mark-to-market property” rules in the Canadian Tax Act; (viii) is not an insurer that carries on business in Canada and elsewhere; (ix) is not an “authorized foreign bank” (as defined in the Canadian Tax Act); (x) has not entered into, and will not enter into, with respect to the common shares, a “derivative forward agreement”, “synthetic equity arrangement” or “synthetic disposition arrangement” (each as defined in the Canadian Tax Act) with respect to the Shares or pre-funded warrants; and (xi) that is not a “foreign affiliate” (as defined in the Canadian Tax Act) of a taxpayer resident in Canada, for purposes of this summary, each, a Holder.

The Shares and the pre-funded warrants will generally be considered to be capital property of a Holder unless the Holder acquires, holds or uses such securities or is deemed to acquire, hold or use such securities in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

The term “U.S. Holder,” for the purposes of this summary, means a Holder who, for purposes of the Convention between Canada and the United States of America with Respect to Taxes on Income and Capital (1980), as amended, or the Convention, is at all relevant times a resident of the United States and is a “qualifying person” (within the meaning of the Convention) eligible for the full benefits of the Convention. In some circumstances, persons deriving amounts through fiscally transparent entities (including limited liability companies) may be entitled to benefits under the Convention. U.S. Holders are urged to consult their own tax advisors to determine their entitlement to benefits under the Convention and related compliance requirements based on their particular circumstances.

This summary is based on the facts set out in this prospectus supplement, the provisions of the Canadian Tax Act in force as of the date prior to the date hereof, any specific proposals to amend the Canadian Tax Act which have been publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, or the Tax Proposals, the current provisions of the Convention and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency, or the CRA, published in writing and made publicly available by the CRA prior to the date hereof. This summary assumes that the Tax Proposals will be enacted in the form proposed, although no assurances can be given that the Tax Proposals will be enacted in their current form or at all. This summary does not otherwise take into account or anticipate any changes in law, whether by way of judicial, legislative, regulatory, administrative or governmental decision or action, or in the administrative policies or assessing practices of the CRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein. No assurances can be given that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations of acquiring common shares or pre-funded warrants. This summary is of a general nature only and is not, and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular Holder, and no representations concerning the tax consequences to any particular Holder are made. The tax consequences of acquiring, holding and disposing of Shares or pre-funded warrants will vary according to the Holder’s particular circumstances. Holders should consult their own tax advisors regarding the tax considerations applicable to them having regard to their particular circumstances. This summary does not address any tax considerations applicable to persons other than Holders and such persons should consult their own tax advisors regarding the consequences of acquiring, holding and disposing of Shares or pre-funded warrants under the Canadian Tax Act and any jurisdiction in which they may be subject to tax.

Currency Conversion

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of Shares or pre-funded warrants (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in a foreign currency must generally be converted into Canadian dollars based on the applicable exchange rate as determined in accordance with the Canadian Tax Act.

Exercise of Pre-Funded Warrants

The exercise of a pre-funded warrant to acquire a common share will be deemed not to constitute a disposition of property for purposes of the Canadian Tax Act. As a result, no gain or loss will be realized by a Holder upon the exercise of a pre-funded warrant to acquire a common share. When a pre-funded warrant is exercised, the Holder’s adjusted cost base of the common share acquired thereby will be equal to the aggregate of the Holder’s adjusted cost base of such pre-funded warrant and the exercise price paid to acquire the common share. The Holder’s adjusted cost base of the common share so acquired will be determined by averaging the adjusted cost base of the common share with the adjusted cost base to the Holder of all common shares owned by the Holder as capital property (if any) immediately prior to such acquisition.

Taxation of Dividends

Dividends paid or credited, or deemed to be paid or credited, to a Holder by the Company on any Shares will be subject to Canadian withholding tax under the Canadian Tax Act at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable income tax treaty or convention between Canada and the country in which the Holder is resident. Such rate is generally reduced under the Convention to 15% if the beneficial owner of such dividend is a U.S. Holder. The rate of withholding tax is generally further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company. The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting, or the MLI, of which Canada is a signatory, affects many of Canada’s tax treaties (but not the Convention), including the ability to claim benefits thereunder. Holders should consult their own tax advisors to determine their entitlement to relief under any applicable income tax treaty or convention based on their particular circumstances.

Disposition of Shares and Pre-Funded Warrants

A Holder will generally not be subject to tax under the Canadian Tax Act in respect of any capital gain realized by such Holder on a disposition or deemed disposition of a Share or pre-funded warrant, nor will capital losses arising therefrom be recognized under the Canadian Tax Act, unless the Share or pre-funded warrant constitutes “taxable Canadian property” (as defined in the Canadian Tax Act) of the Holder at the time of disposition and the Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Holder is resident at the time of the disposition (including as a result of the application of the MLI).

Generally, provided the common shares are listed on a “designated stock exchange” (as defined in the Canadian Tax Act) (which currently includes the Nasdaq) at the time of disposition or deemed disposition, the Shares and pre-funded warrants will generally not constitute taxable Canadian property of a Holder at that time, unless at any time during the 60 month period immediately preceding the disposition or deemed disposition, the following two conditions are satisfied concurrently: (i) any one or combination of (a) the Holder; (b) persons with whom the Holder did not deal at arm’s length (for the purposes of the Canadian Tax Act); or (c) partnerships in which the Holder or a person described in (b) holds a membership interest, directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of the capital stock of the Company; and (ii) more than 50% of the fair market value of such common shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Canadian Tax Act), and options in respect of, interests in, or, for civil law, rights in, any such property (whether or not such property exists). Pursuant to Tax Proposals released by the Department of Finance (Canada) on July 23, 2026, or the TCP Proposals, shares that are listed on a designated stock exchange would be deemed to include an option, an interest or right in such shares, whether or not such shares exist, such that any such options, interests or rights held by a Holder would be included in determining whether such Holder exceeds the 25% threshold described in (i) above. The TCP Proposals are proposed to come into force on Royal Assent. Notwithstanding the foregoing, in certain other circumstances set out in the Canadian Tax Act, the Shares or pre-funded warrants, as applicable may also be deemed to be taxable Canadian property to a Holder in certain other circumstances under the Canadian Tax Act.

If a Share or pre-funded warrant, as applicable is, or is deemed to be, taxable Canadian property of a Holder and any capital gain that would be realized on the disposition or deemed disposition thereof is not exempt from tax under the Canadian Tax Act or pursuant to an applicable income tax convention or treaty (including as a result of the application of the MLI), then upon a disposition or deemed disposition of such Shares (other than on a disposition of Shares to the Company that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in an open market) or pre-funded warrant (other than on the exercise thereof), as applicable, the Holder will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Shares or pre-funded warrants, as applicable, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Shares or pre-funded warrants, as applicable, to the Holder.

Generally, one-half of any such capital gain, or a taxable capital gain, realized by a Holder in a taxation year will be required to be included in computing the Holder’s income for that year, and one-half of any such capital loss, or an allowable capital loss, realized by a Holder in a taxation year must be deducted against taxable capital gains realized by the Holder in that year from dispositions of taxable Canadian property. Allowable capital losses from dispositions of taxable Canadian property not deductible in the taxation year in which they are realized may ordinarily be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against taxable capital gains realized in such years from dispositions of taxable Canadian property, subject to the detailed rules contained in the Canadian Tax Act in this regard.

A Holder whose Shares or pre-funded warrants, as applicable, may constitute taxable Canadian property should consult a tax advisor regarding the tax and compliance considerations that may be relevant to them.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to certain investors. The form of pre-funded warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The pre-funded warrants will expire on the date the warrant is exercised in full.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of our common shares purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise, the net number of our common shares determined according to the formula set forth in the pre-funded warrant. No fractional common shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of any fractional shares, we will pay cash equal to the product of such fraction multiplied by the last trade price of our common shares on the exercise date.

Exercise Limitations

Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause the aggregate number of our common shares beneficially owned by the holder (together with its affiliates) to exceed 4.99% of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price

The exercise price per whole common share purchasable upon the exercise of the pre-funded warrants is $0.00001 per common share. The exercise price of the pre-funded warrants and the number of our common shares issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain share dividends, subdivisions, share splits, share combinations, reclassifications, reorganizations or similar events affecting our common shares.

Transferability

Subject to applicable laws and the restrictions on transfer set forth in the pre-funded warrants, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not plan on applying to list the pre-funded warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding common shares), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the same kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants.

No Rights as a Shareholder

Except by virtue of such holder’s ownership of our common shares, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the pre-funded warrant. In the event of certain distributions, including cash dividends, if any, to all holders of our common shares for no consideration, the holder of a pre-funded warrant shall be entitled to participate in such distributions to the same extent as if a holder of our common shares, subject to not exceeding the ownership limitations described above under “—Description of Pre-Funded Warrants—Exercise Limitations,” in which case such distribution shall be held in abeyance for the benefit of such holder until the earlier of such time as the ownership limitations would not be exceeded or the warrant is exercised. Additionally, if the Company grants, issues or sells options, convertible securities or rights to purchase company securities or property pro rata to all record holders of any class of common shares, then the holder of a pre-funded warrant will be entitled to participate to the same extent as if such holder was a holder of our common shares.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated August 12, 2026, among us and Jefferies LLC and J.P. Morgan Securities LLC, as the representatives of the several underwriters named below and the joint book-running managers of this offering, or the Underwriting Agreement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of common shares and pre-funded warrants shown opposite its name below:

UNDERWRITER	NUMBER OF SHARES	NUMBER OF PRE-FUNDED WARRANTS
Jefferies LLC	5,753,847	1,015,385
J.P. Morgan Securities LLC	5,753,847	1,015,385
Cantor Fitzgerald & Co.	2,615,384	461,539
UBS Securities LLC	2,615,384	461,539
BMO Capital Markets Corp.	697,435	123,078

Total	17,435,897	3,076,926

The Underwriting Agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The Underwriting Agreement provides that the underwriters will purchase all of the common shares and pre-funded warrants if any of them are purchased. If an underwriter defaults, the Underwriting Agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the Underwriting Agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common shares, that you will be able to sell any of the common shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the common shares and pre-funded warrants subject to their acceptance of the common shares and pre-funded warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part.

The underwriters have not been engaged to act as warrant agent for the pre-funded warrants or to act as underwriter or agent or otherwise participate in the issuance of our common shares upon the exercise of the pre-funded warrants.

Commission and Expenses

The underwriters have advised us that they propose to offer the common shares and pre-funded warrants at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.3510 per common share or $0.35099964 per pre-funded warrant. After the public offering, the offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.

	PER SHARE	PER PRE- FUNDED WARRANT	TOTAL
Public offering price	$9.75	$9.74999	$199,999,993.48
Underwriting discounts and commissions paid by us	$0.585	$0.5849994	$11,999,999.61
Proceeds to us, before expenses	$9.165	$9.1649906	$187,999,993.87

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $1.0 million. We have also agreed to reimburse the underwriters for up to $25,000 for their Financial Industry Regulatory Authority, Inc., or FINRA, counsel fee. The underwriters have also agreed to reimburse us for certain of our expenses incurred in connection with this offering.

Listing

Our common shares are listed on The Nasdaq Global Select Market under the trading symbol “ABCL.” There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or recognized trading system

No Sales of Similar Securities

We have agreed, subject to specified exceptions, not to directly or indirectly (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of our common shares or related securities; (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase our common shares or related securities; (iii) in any other way transfer or dispose of any shares of common shares or related securities; (iv) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of common shares or related securities; (v) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act; (vi) submit or file any registration statement under the Securities Act in respect of any shares of common shares or related securities (other than as contemplated by the underwriting agreement) or publicly disclose the intention to take any such action. Notwithstanding the foregoing, we may (A) effect the transactions contemplated by the Underwriting Agreement, (B) issue common shares or other securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of this prospectus supplement and described in this prospectus supplement, (C) grant options and other equity awards pursuant to the terms of a plan described in this prospectus supplement or issue common shares or other securities pursuant to the exercise or settlement of such options or other equity awards, subject to the lock-up requirements applicable to newly appointed directors and executive officers described below, (D) file a registration statement on Form S-8, and issue securities registered thereunder, relating to any plans or arrangements disclosed in this prospectus supplement, (E) issue common shares or other securities in connection with (1) the acquisition of the assets of, or a majority or controlling portion of the equity of, or a business combination or joint venture with, another entity in connection with such business combination or such acquisition by us or any of our subsidiaries of such entity or (2) joint ventures, licensing, commercial relationships or other strategic transactions, provided that the aggregate number of common shares issued or issuable pursuant to this clause (D) does not exceed 5% of our outstanding common shares immediately after this offering and each recipient of any such securities executes a lock-up agreement, and (F) facilitate the establishment of a trading plan on behalf of a shareholder, officer or director pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of common shares during the lock-up period.

Our executive officers, directors and certain of our shareholders, such persons, the lock-up parties, have agreed, subject to specified exceptions, not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any common shares or securities convertible into or exchangeable or exercisable for any common shares (including, without limitation, common shares that may be deemed to be beneficially owned by the lock-up party in accordance with the rules and regulations of the SEC, common shares which may be issued upon exercise of a share option or warrant, and any shares, options, warrants or securities now owned or hereafter acquired by the lock-up party, collectively, the Lock-Up Securities, (2) enter into any swap, hedge, option, derivative or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended to, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition (whether by the lock-up party or someone other than the lock-up party) or transfer of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Securities, in cash or otherwise, (3) exercise any right with respect to the registration of any Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted, any registration statement or prospectus in connection therewith, under the Securities Act or under applicable Canadian securities laws, and (4) publicly disclose the intention to do any of the foregoing.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements do not apply, subject in certain cases to various conditions, to certain transactions, including:

(a)	as a bona fide gift or gifts or charitable contribution, or for bona fide estate planning purposes;

(b)

by will, other testamentary document or intestacy, or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the lock-up party’s death;

(c)

to an immediate family member of the lock-up party, or to a trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of the lock-up agreement, “immediate family” shall mean any relationship by blood, current or former marriage, or domestic partnership or adoption, not more remote than first cousin);

(d)	to a nominee or custodian of a person or entity to whom a transfer or disposition would be permissible under clauses (a) through (c), and in each such case, subject to the same conditions;

(e)	to a partnership, limited liability company or other entity controlled or managed by the lock-up party and/or the immediate family of the lock-up party;

(f)

if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (i) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a distribution to members, partners, shareholders or other equityholders of the lock-up party;

(g)	by operation of law pursuant to a final qualified domestic order, divorce settlement, divorce decree or separation agreement or other order of a court or regulatory agency;

(h)	acquired in the open market after the date of this prospectus supplement;

(i)

to us from an employee or other service provider of ours upon death, disability or termination of employment or service, in each case, of such employee or service provider pursuant to a contractual arrangement, share incentive plan or other equity award plan described in this prospectus supplement, such a plan, an Equity Plan, or otherwise disclosed in this prospectus supplement or filed as an exhibit to the registration statement filed with the SEC relating to this offering, provided that no public disclosure or filing under Section 16(a) of the Exchange Act, shall be made voluntarily during the 60 day lock-up period, or the Lock-Up Period, and to the extent a filing under Section 16(a) of the Exchange Act is required during the Lock-Up Period as a result of transfers made pursuant to this clause (h), it shall clearly indicate that the filing relates to the circumstances described in this clause (h);

(j)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors (or a duly authorized committee thereof) involving change of control; provided, that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up party’s Lock-Up Securities shall remain subject to the provisions of the lock-up agreement;

(k)

to us in connection with the vesting, settlement, or exercise of restricted share units, options, warrants or other rights to purchase common shares (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted share units, options, warrants or rights, provided that any such common shares received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement, and provided further that any such restricted share units, options, warrants or rights are held by the lock-up party pursuant to an (A) agreement or (B) equity awards granted under an Equity Plan and provided further that if any filing or public announcement of the transfer or disposition is required under Section 16(a) of the Exchange Act, the lock-up party shall clearly indicate in the footnotes thereto that the filing relates to a transfer or disposition pursuant to an Equity Plan; or

(l)	to the underwriters pursuant to the Underwriting Agreement.

provided that (A) in the case of any transfer or distribution pursuant to clauses (a), (b), (c), (d), (e), (f) and (g), each donee, trustee, transferee or distributee shall sign and deliver to Jefferies LLC and J.P. Morgan Securities LLC and us a lock-up letter substantially in the form of the lock-up agreement, (B) in the case of any transfer or distribution pursuant to clauses (a), (b), (c), (d), (e) and (f), such transfers or distributions are not dispositions for value, and (C) in the case of any transfer or distribution pursuant to clauses (a), (b), (c), (d), (e), (f), (g) and (h), each party (donor, donee, trustee, transferor, transferee, distributer or distributee) shall not be required under Section 16(a) of the Exchange Act to make, and shall agree to not voluntarily make, any filing, report or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period (other than a filing on Form 5 after the expiration of the Lock-Up Period, and with respect to clauses (a), (b) and (g), a filing on Form 4, in each case required to be filed under the Exchange Act, in which case any such filing will clearly indicate by footnote disclosure or otherwise the nature of the transfer or disposition).

Notwithstanding anything above to the contrary, the lock-up party may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act, a “Rule 10b5-1 Plan,” during the Lock-Up Period, and we may announce the establishment of such a plan, provided that no direct or indirect offers, pledges, sales, contracts to sell sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Lock-Up Securities may be effected pursuant to such plan during the Lock-Up Period; provided further, that any public announcement or filing under the Exchange Act regarding the establishment of such Rule 10b5-1 Plan shall clearly disclose that no common shares shall be disposed by such plan during the duration of the Lock-Up Period.

The restrictions above terminate after the close of trading of the common shares on and including the 60th day after the date of this prospectus supplement.

Jefferies LLC and J.P. Morgan Securities LLC may, in their sole discretion and at any time or from time to time before the termination of the Lock-Up Period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement providing consent to the sale of common shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common shares at a level above that which might otherwise prevail in the open market.

A stabilizing bid is a bid for the purchase of common shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the common shares. A syndicate covering transaction is the bid for or the purchase of common shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common shares on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our common shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares and pre-funded warrants for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement and the accompanying prospectus, have not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common shares offered hereby. Any such short positions could adversely affect future trading prices of the common shares offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Canada

The securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus are not being offered or sold, directly or indirectly, in Canada or to any resident of Canada, and there has not been any advertisement or solicitation in furtherance of such offering of securities in Canada. Each underwriter has agreed that it will not, directly or indirectly, offer or sell any of the securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in Canada or to any resident of Canada, and that any selling agreement or similar agreement with respect to such securities will require each dealer or other party thereto to make an agreement to the same effect.

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

(A)	You confirm and warrant that you are either:

∎	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

∎

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

∎	a person associated with the Company under Section 708(12) of the Corporations Act; or

∎	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

(B)

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area, each, a Relevant State, none of our securities have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to our securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

(1)	to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(2)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(3)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of our securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our securities to be offered so as to enable an investor to decide to purchase or subscribe for any of our securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(1)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(2)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

1.	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

2.	where no consideration is or will be given for the transfer;

3.	where the transfer is by operation of law;

4.	as specified in Section 276(7) of the SFA; or

5.	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of the securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.

United Kingdom

None of our securities have been offered or will be offered pursuant to this offering to the public in the United Kingdom except that our securities may be offered to the public in the United Kingdom at any time:

(a)

where (i) the offer is conditional on the admission of the securities to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR) or (ii) the securities being offered are at the time of the offer already admitted to trading on London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);

(b)	to any “qualified investor” as defined in paragraph 15 of Schedule 1 of the POATR;

(c)	to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances falling within Part 1 of Schedule 1 of the POATR to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in the United Kingdom means the communication to any person which presents sufficient information on: (a) our securities to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for our securities and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Redwood City, California, with respect to U.S. law, and by Blake, Cassels & Graydon LLP, Vancouver, British Columbia, with respect to Canadian law. Cooley LLP, San Francisco, California, has acted as counsel to the underwriters in connection with this offering with respect to U.S. law and Stikeman Elliott LLP, Vancouver, British Columbia, with respect to Canadian law.

EXPERTS

The consolidated financial statements of AbCellera Biologics Inc. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment on the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and given the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). You may also inspect the registration statement and this prospectus supplement on this website.

Our website is located at https://abcellera.com. Information contained on our website is not incorporated by reference into this prospectus, and, except for the documents incorporated by reference as noted below, you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus supplement and prior to the termination of this offering:

∎	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026;

∎	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 11, 2026 and August 5, 2026, respectively;

∎	Our Current Reports on Form 8-K, filed with the SEC on June 5, 2026, June 12, 2026, June 17, 2026, July 6, 2026, July 29, 2026, and August 7, 2026;

∎

the information incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2026; and

∎

the description of our common shares, which is registered under Section  12 of the Exchange Act, contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 20, 2021, including any amendments or reports filed for the purpose of updating such description.

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Attention: Corporate Secretary, AbCellera Biologics Inc., 150 W 4th Avenue, Vancouver, British Columbia, V5Y 1G6. Our telephone number is (604) 559-9005, and our investor email address is ir@abcellera.com. See the section of this prospectus titled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC.

We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

PROSPECTUS

Common Shares

Preferred Shares

Debt Securities

Warrants

Subscription Rights

Units

We may from time to time, issue, in one or more series or classes, our common shares, preferred shares, debt securities, warrants to purchase our common shares, preferred shares or debt securities, subscription rights to purchase our common shares, preferred shares or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offering in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and any related free writing prospectus carefully before you invest in our securities.

This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement.

Our common shares are traded on the Nasdaq Global Select Market, or Nasdaq, under the symbol “ABCL.” On February 26, 2025, the last reported sales price for our common shares was $2.92 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on Nasdaq or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 1 of this prospectus before investing in our securities.

Common shares, preferred shares, debt securities, warrants, subscription rights and/or units may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2025

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this process, we may sell the securities described in this prospectus in one or more offerings. This prospectus describes the general manner in which we may offer the securities described in this prospectus. Each time we sell securities, we will provide a prospectus supplement, together with this prospectus, which will contain more specific information about the terms of the offering and the offered securities.

We may also add, update or change any of the information contained in this prospectus in a prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information,” as well as the additional information contained in the documents described “Incorporation of Certain Information by Reference” in both this prospectus and the applicable prospectus supplement, and in particular the annual, quarterly and current reports and other documents we file with the SEC.

This prospectus, together with any accompanying prospectus supplement, contains important information you should know before investing in our securities, including important information about us and the securities being offered. Neither this prospectus nor any accompanying prospectus supplement is an offer to sell these securities or is soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

In this prospectus, unless the context otherwise requires, the terms “AbCellera,” the “Company,” “we,” “us,” and “our” refer to AbCellera Biologics Inc. and its and its subsidiaries, taken as a whole, unless otherwise noted. “AbCellera” and all product names are our common law trademarks. This prospectus and the information incorporated herein by reference contains additional trade names, trademarks and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

ii

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Report on Form 10-Q and any other filings we make with the SEC from time to time, which are incorporated herein by reference in this prospectus, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.

Such statements include, but are not limited to, statements about:

•	our expectations regarding the rate and degree of market acceptance of our antibody discovery and development capabilities;

•	companies and technologies in our industry that compete with our business;

•	our ability to manage and grow our business by introducing our antibody discovery and development capabilities to new partners and expanding our relationships with existing partners;

•

our expectations regarding the quality of our antibody discovery and development capabilities and technological capabilities, the advancement of internal programs, and their acceptance by new and existing partners in our industry;

•	our operating results, financial performance and financial position;

•

our partners’ ability to achieve projected discovery and development milestones and other anticipated key events, including commercial sales resulting in royalties owed to us, in the expected timelines or at all;

•	our ability to provide our partners with a full solution from target identification to investigational new drug, or Investigational New Drug, or IND, application submission;

•	our partners’ ability to develop and commercialize a molecule discovered by us, on a timely basis or at all;

•	our expectations regarding the completion of our good manufacturing practices, or GMP, facility and our manufacturing capabilities;

•	our ability to establish and maintain intellectual property protection for our technologies and workflows and avoid or defend against claims of patent infringement;

•	our ability to attract, hire and retain key personnel and to manage our personnel growth effectively;

•	our ability to obtain additional financing in future offerings;

•	the volatility of the trading price of our common shares;

•	business disruptions affecting our operations and the development of our antibody discovery and development capabilities;

•	our ability to avoid material weaknesses or significant deficiencies in our internal control over financial reporting in the future;

•	our expectations regarding our Passive Foreign Investment Company, or PFIC, status for our taxable year ended December 31, 2024, or any future taxable year;

•	our expectations regarding the use of our cash resources;

•	our expectations about market trends; and

•	our ability to predict and adapt to government regulation.

Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “can,” “could,” “should,” “would,” “plans,” “intends,” “projects,” “predicts,” “potential,” “continue,” “seek” or similar expressions, or the negative of these terms, in this prospectus and the documents incorporated by reference herein and therein and any free writing prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

This prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

THE COMPANY

We are a team of scientists, engineers, and business professionals focused on discovering and developing first-in-class and best-in-class antibody-based medicines for indications with high unmet medical need. To address the barriers of conventional antibody drug development, we have built the capabilities to advance innovative, differentiated antibody drug programs, from target to the clinic. To maximize the value and impact of our work, we are advancing a pipeline of internal programs and strategically partnering with companies that have novel science, innovative technology, or a strong track record of bringing programs through clinical development. Our first two internal programs, ABCL635 and ABCL575, are currently in late-preclinical studies. ABCL635 is a potential first-in-class antibody drug candidate for metabolic and endocrine conditions, and ABCL575 is a potential best-in-class antibody drug candidate with broad potential in inflammatory conditions and autoimmune disease and an initial indication in atopic dermatitis. We intend to submit Clinical Trial Applications (CTAs), the Canadian equivalent to an IND submission, for both programs in the second quarter of 2025. In addition to ABCL635 and ABCL575, we are advancing a pipeline of more than 20 internal discovery programs across multiple modalities and indications.

Corporate Information

We were incorporated in 2012 under the Business Corporations Act (British Columbia), or the BCBCA. Our principal executive offices are located at 150 W 4th Avenue, Vancouver, British Columbia, V5Y 1G6, Canada and our telephone number is (604) 559-9005. Our main wholly owned subsidiaries include AbCellera US Holdings Inc., a Delaware corporation, Lineage Biosciences Inc., a Delaware corporation, Trianni Inc., a Delaware corporation, AbCellera Properties LP., a BCBCA company, AbCellera Properties Columbia LP., a BCBCA company, Biologiques AbCellera Quebec Inc., a Quebec company, AbCellera Properties Evans LP., a BCBCA company, AbCellera Australia Pty. Ltd., a proprietary company registered in New South Wales, Australia, and AbCellera Boston Inc., a New York corporation. Our website address is www.abcellera.com. We have included our website address in this prospectus solely as an inactive textual reference. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus.

AbCellera and other trademarks or service marks of AbCellera, including our subsidiaries appearing in this prospectus are the property of AbCellera. The other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include, but are not limited to, funding research and development, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. or Canadian government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through the Nasdaq or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF SHARE CAPITAL

The following descriptions are summaries of the material terms of our articles of amendment to the articles of the corporation, as amended, and our general by-laws. We refer in this section to our articles of amendment to the articles of the corporation, as amended, as our articles, and we refer to our general by-laws as our by-laws.

General

Our authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series, all of which preferred shares will be undesignated. As of February 26, 2025, 297,987,669 common shares were outstanding and held of record by 79 shareholders.

Common Shares

The holders of our common shares are entitled to one vote for each share held on all matters submitted to a vote of the shareholders. Holders of our common shares are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred shares. Under the terms of our contribution agreements with Western Economic Diversification Canada we are restricted from paying any dividends until we have repaid the contributions thereunder in full, and with respect to the Canadian Government’s Strategic Innovation Fund grant funding arrangements, we are restricted from paying any dividends or other shareholder distributions that would prevent us from satisfying our obligations under the arrangement. Our common shares have no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common shares will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred shares.

Preferred Shares

Our board of directors has the authority, without further action by our shareholders, to issue an unlimited number of preferred shares in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common shares. The issuance of our preferred shares could adversely affect the voting power of holders of common shares and the likelihood that such holders will receive dividend payments and payments upon our liquidation, dissolution or winding up. In addition, the issuance of preferred shares could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No preferred shares are currently outstanding, and we have no present plan to issue any preferred shares.

Options and Restricted Share Units (RSUs)

As of December 31, 2024, options to purchase 35,232,933 common shares with a weighted-average exercise price of $4.41 per share were outstanding. As of December 31, 2024, 6,629,833 RSUs were outstanding with a weighted-average grant date fair value of $7.53 per share.

Exchange Listing

Our common shares are listed on the Nasdaq Global Select Market under the trading symbol “ABCL.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Odyssey Transfer & Trust Company, located at 2155 Woodlane Dr, Suite 100, Woodbury, MN 55125; telephone 1-(612) 482-5100.

COMPARISON OF BRITISH COLUMBIA LAW AND DELAWARE LAW

We are governed by the Business Corporations Act (British Columbia), or the BCBCA. Significant differences between the BCBCA and the General Corporation Law of the State of Delaware, or the DGCL, which governs companies incorporated in the State of Delaware, include the following:

Capital Structure

Delaware	British Columbia

Under the DGCL, the certificate of incorporation must set forth the total number of shares of stock which the corporation shall have authority to issue and the par value of each of such shares, or a statement that the shares are to be without par value.	As permitted by the BCBCA and our new articles that will be effective following the completion of this offering, our authorized share capital consists of (i) an unlimited number of common shares without par value, with special rights and restrictions attached and (ii) an unlimited number of preferred shares without par value, issuable in series, with special rights and restrictions attached.

Dividends

Delaware	British Columbia

The DGCL generally provides that, subject to certain restrictions, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of the corporation’s surplus or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Further, the holders of preferred or special stock of any class or series may be entitled to receive dividends at such rates, on such conditions and at such times as stated in the certificate of incorporation.	Under the BCBCA, dividends may be declared at the discretion of the board of directors. Any dividends declared shall be subject to the rights, if any, of shareholders holding shares with special rights as to dividends. Dividends may not be declared if there are reasonable grounds for believing that the Company is insolvent or the payment of such dividends would render the Company insolvent.

Number and Election of Directors

Delaware	British Columbia

Under the DGCL, the board of directors must consist of at least one person, and the number of directors is generally fixed by, or in the manner provided in, the by-laws of the corporation, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate. The Board may be divided into three classes of directors, with one-third of each class subject to election by the stockholder each year after such classification becomes effective.	Under the BCBCA, a company must have at least one director and, in the case of a public company, must have at least three directors. Our new articles permit our board of directors to set the number of directors. Succeeding directors must be elected and appointed in accordance with the BCBCA and the articles of the company.

Removal of Directors

Delaware	British Columbia

Under the DGCL, any or all directors may be removed with or without cause by the holders of a majority of shares entitled to vote at an election of directors unless the certificate of incorporation otherwise provides or in certain other circumstances if the corporation has cumulative voting.	As permitted under the BCBCA, our new articles provide that a director may be removed before the expiration of the director’s term by a special resolution of shareholders. Our new articles also provide that the directors may remove any director before the expiration of such director’s term if the director is convicted of an indictable offence or if the director ceases to be qualified to act as a director.

Vacancies on the Board of Directors

Delaware	British Columbia

Under the DGCL, vacancies and newly created directorships resulting from an increase in the authorized number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.	Under the BCBCA, filling vacancies on the board of directors will depend on whether a director was removed or if there is a casual vacancy. If the director was removed, the position can be filled by the shareholders at the shareholder meeting where the director is removed. If there is a casual vacancy, such vacancy can be filled by the remaining directors.

Qualifications of Directors

Delaware	British Columbia

Under the DGCL, directors are not required to be residents of Delaware or the United States. The certificate of incorporation or by-laws may prescribe other qualifications for directors.	Under the BCBCA, there are four criteria for a person to be qualified as a director. The director must (i) be 18 years of age or older, (ii) be capable of managing the director’s own affairs, (iii) have no undischarged bankruptcy and (iv) not be convicted of an offence in connection with the promotion, formation or management of a corporation or unincorporated business or of an offence involving fraud. Directors are not required to be residents of British Columbia or Canada.

Board of Director Quorum and Vote Requirements

Delaware	British Columbia

Under the DGCL, a majority of the total number of directors shall constitute a quorum for the transaction of business unless the certificate or by-laws require a greater number. The by-laws may lower the number required for a quorum to one-third the number of directors, but no less.	The BCBCA does not set out any requirements for a meeting of directors, except that minutes must be kept of all proceedings at meetings of directors or committees of directors. The articles of a company may set out requirements and quorum for board meetings.

Transactions with Directors and Officers

Delaware	British Columbia

The DGCL generally provides that no transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if (i) the material facts as to the director’s or officer’s interest and as to the transaction are known to the board of directors or the committee, and the board or committee in good faith authorizes the transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s interest and as to the transaction are disclosed or are known to the stockholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the stockholders; or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.	Subject to certain exceptions, the BCBCA provides that a director or senior officer of a company holds a disclosable interest in a contract or transaction if the contract or transaction is material to the company, the company has entered, or proposes to enter, into the contract or transaction, and either of the following applies to the director or senior officer: (i) the director or senior officer has a material interest in the contract; or (ii) the director or senior officer is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction. Under the BCBCA and our new articles, a director who holds a disclosable interest in a contract or transaction may not vote on any directors’ resolution to approve such contract or transaction unless all directors have a disclosable interest, in which case any or all of the directors may vote. Excluded directors will, however, count for the purposes of quorum. A director or senior officer is liable to account to the company for any profit that accrues to the director or senior officer under or as a result of the interested contract or transaction.

Limitation on Liability of Directors

Delaware	British Columbia

The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages

•

for a breach of the director’s fiduciary duty as a director, except for liability: for breach of the director’s duty of loyalty to the corporation or its stockholders;

•

for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•

under Section 174 of the DGCL, which concerns unlawful payment of dividends, stock purchases or redemptions; or

•

for any transaction from which the director derived an improper personal benefit.

Under the BCBCA, a director of a company is jointly and severally liable to restore to the company any amount paid or distributed as a result of paying dividends, commissions and compensation, among other things, contrary to the BCBCA. A director will not be found liable if the director relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility, (iii) a statement of fact represented to the director by an officer of the company or any record, information or (iv) a representation that the court considers provides reasonable grounds for the actions of the director. Further, any director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by resolution voted for or consented to by the director was contrary to the BCBCA.

Indemnification of Directors and Officers

Delaware	British Columbia

Under the DGCL, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person:

•

acted in good faith and in a manner he or she reasonably believed to be;

•

in or not opposed to the best interests of the corporation;

•

or, in some circumstances, at least not opposed to its best interests; and

•

in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Our new articles provide that we must indemnify all eligible parties (which includes our current and former directors and officers), and such person’s heirs and legal personal representatives, as set out in the BCBCA, against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with us on the terms of indemnity contained in our new articles. In addition, we may indemnify any other person in accordance with the BCBCA.

The DGCL permits indemnification for derivative suits against expenses (including legal fees) if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and only if the person is not found liable, unless a court determines the person is fairly and reasonably entitled to the indemnification.

Call and Notice of Stockholder Meetings

Delaware	British Columbia

Under the DGCL, an annual or special stockholder meeting is held on such date, at such time and at such place as may be designated by the board of directors or any other person authorized to call such meeting under the corporation’s certificate of incorporation or by-laws.

If an annual meeting for election of directors is not held on the date designated or an action by written consent to elect directors in lieu of an annual meeting has not been taken within 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the later of the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

In accordance with the BCBCA, our new articles provide that an annual general meeting must be held at least once in each calendar year, and not more than 15 months after the last annual reference date, at such time and place as may be determined by the directors. An annual meeting of shareholders may be held at a location outside British Columbia if the location for the meeting is provided for in the articles or, if the articles do not restrict the company from holding a meeting outside of British Columbia, at a location approved as required by the articles (and if not so specified then as approved by ordinary resolution of the shareholders). Our articles permit the directors to approve a location for the annual general meeting that is outside of British Columbia. We must provide notice of the annual general meeting to each

Special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws shareholder entitled to attend the meeting, to each director and to the auditor of the company at least 21 days but not more then two months before the meeting date.

Under our new articles, our directors have the power at any time to call a meeting of shareholders. Under the BCBCA, the holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may requisition the directors to call a meeting of shareholders.

Stockholder Action by Written Consent

Delaware	British Columbia

Under the DGCL, a majority of the stockholders of a corporation may act by written consent without a meeting unless such action is prohibited by the corporation’s certificate of incorporation.	Under the BCBCA, shareholders may act by written resolution signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders.

Stockholder Nominations and Proposals

Delaware	British Columbia

Under the DGCL, the by-laws of a corporation may include provisions respecting the nomination of directors or proposals by stockholders, including requirements for advance notice to the corporation.	Under the BCBCA, a person submitting a proposal must have been the registered or beneficial owner of one or more voting shares for an uninterrupted period of at least two years before the date of the signing of the proposal. In addition, the proposal must be signed by shareholders who, together with the submitter, are registered or beneficial owners of (i) at least 1% of the company’s voting shares, or (ii) shares with a fair market value exceeding an amount prescribed by regulation. Our new articles will contain advance notice provisions respecting the nomination of directors.

Stockholder Quorum and Vote Requirements

Delaware	British Columbia

Under the DGCL, quorum for a stock corporation is a majority of the shares entitled to vote at the meeting unless the certificate of incorporation or by-laws specify a different quorum, but in no event may a quorum be less than one-third of the shares entitled to vote. Unless the DGCL, certificate of incorporation or by-laws provide for a greater vote, generally the required vote under the DGCL is a majority of the shares present in person or represented by proxy, except for the election of directors which requires a plurality of the votes cast.	As permitted under the BCBCA, our articles provide that a quorum for general meetings of shareholders is two persons present and being, or representing by proxy, shareholders holding at least a majority of the issued shares entitled to be voted at the meeting. Unless the BCBCA or articles provide for a greater vote, generally the required vote under the BCBCA is a majority of the votes cast by the shareholders who voted in respect of that resolution.

Amendment of Governing Instrument

Delaware	British Columbia

Amendment of Certificate of Incorporation. Generally, under the DGCL, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote is required to approve a proposed amendment to the certificate of incorporation, following the adoption of the amendment by the board of directors of the corporation, provided that the certificate of incorporation may provide for a greater vote. Under the DGCL, holders of outstanding shares of a class or series are entitled to vote separately on an amendment to the certificate of incorporation if the amendment would have certain consequences, including changes that adversely affect the rights and preferences of such class or series.

Amendment of By-laws. Under the DGCL, after a corporation has received any payment for any of its stock, the power to adopt, amend or repeal by-laws shall be vested in the stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, provide that by-laws may be adopted, amended or repealed by the board of directors. The fact that such power has been conferred upon the board of directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal the by-laws.

As permitted by the BCBCA, under our new articles, any amendment to the notice of articles or articles generally requires approval by a special resolution of the shareholders. In the event that an amendment to the articles would prejudice or interfere with a right or special right attached to issued shares of a class or series of shares, such amendment must be approved separately by the holders of the class or series of shares being affected by a special resolution.

Votes on Mergers, Consolidations and Sales of Assets

Delaware	British Columbia

The DGCL provides that, unless otherwise provided in the certificate of incorporation or by-laws, the adoption of a merger agreement requires the approval of a majority of the outstanding stock of the corporation entitled to vote thereon.	Under the BCBCA, certain extraordinary corporate actions, such as continuances, certain amalgamations, sales, leases or other dispositions of all, or substantially all of, the undertaking of a company (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by a special resolution of shareholders.

Dissenter’s Rights of Appraisal

Delaware	British Columbia

Under the DGCL, a stockholder of a Delaware corporation generally has the right to dissent from and request payment for the stockholders shares upon a merger or consolidation in which the Delaware corporation is participating, subject to specified	Under the BCBCA, a shareholder, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent in respect of a resolution to: (i) alter the company’s articles to alter restrictions on the powers of the company or on the business the company is

procedural requirements, including that such dissenting stockholder does not vote in favor of the merger or consolidation. However, the DGCL does not confer appraisal rights, in certain circumstances, including if the dissenting stockholder owns shares traded on a national securities exchange and will receive publicly traded shares in the merger or consolidation. Under the DGCL, a stockholder asserting appraisal rights does not receive any payment for his or her shares until a court determines the fair value or the parties otherwise agree to a value. The costs of the proceeding may be determined by the court and assessed against the parties as the court deems equitable under the circumstances.	permitted to carry on; (ii) adopt an amalgamation agreement; (iii) approve an arrangement; (iv) authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking; and (v) authorize the continuation of the company into a jurisdiction other than British Columbia. A shareholder is also entitled to dissent in respect of any court order that permits dissent and in respect of any other resolution if dissent is authorized by the resolution. A shareholder asserting dissent rights is entitled, subject to specified procedural requirements, including objecting to the action giving rise to dissent rights and making a proper demand for payment, to be paid by the company the fair value of the shares in respect of which the shareholder dissents. Under the BCBCA, if the shareholder and the company do not agree on the fair value for the shareholder’s shares, the company or the dissenting shareholder may apply to a court to fix a fair value for the shares.

Anti-Takeover and Ownership Provisions

Delaware	British Columbia

Unless an issuer opts out of the provisions of Section 203 of the DGCL, Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with a holder of 15% or more of the corporation’s voting stock (as defined in Section 203), referred to as an interested stockholder, for a period of three years after the date of the transaction in which the interested stockholder became an interested stockholder, except as otherwise provided in Section 203. For these purposes, the term “business combination” includes mergers, asset sales and other similar transactions with an interested stockholder.	The BCBCA contains no restriction on adoption of a shareholder rights plan. The BCBCA does not restrict related party transactions; however, in Canada, takeover bids and related party transactions are addressed in provincial securities legislation and policies.

Inspection of Books and Records

Delaware	British Columbia

Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, upon written demand, inspect the corporation’s books and records during business hours for a proper purpose and may make copies and extracts therefrom.	Under the BCBCA, specified books and records of the company must be available for inspection by any of our shareholders at the registered and records office.

Derivative Actions

Delaware	British Columbia

Under the DGCL, a stockholder may bring a derivative action on behalf of a corporation to enforce the corporation’s rights if he or she was a stockholder at the time of the transaction which is the subject of the action. Additionally, under Delaware case law, a stockholder must have owned stock in the corporation continuously until and throughout the litigation to maintain a derivative action. Delaware law also requires that, before commencing a derivative action, a stockholder must make a demand on the directors of the corporation to assert the claim, unless such demand would be futile. A stockholder also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.	Under the BCBCA, a shareholder, defined for derivative actions to include a beneficial shareholder and any other person whom a court considers to be an appropriate person to make an application under the BCBCA, or a director of a company may, with leave of the court, bring a legal proceeding in the name and on behalf of the company to enforce an obligation owed to the company that could be enforced by the company itself, or to obtain damages for any breach of such an obligation. An applicant may also, with leave of the court, defend a legal proceeding brought against a company.

Oppression Remedy

Delaware	British Columbia

The DGCL does not expressly provide for a similar remedy.	The BCBCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to any shareholder, which includes a beneficial shareholder or any other person who, in the courts discretion, is a proper person to make such an application. The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other applicants.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we are also referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the Securities and Exchange Commission. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency

•	or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for common shares or preferred shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for common shares. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The form indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•

we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•

immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

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we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

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the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The form indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1.	to register the transfer or exchange of such debt securities;

2.	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3.	to compensate and indemnify the trustee; or

4.	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

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to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that Purpose:

•	money;

•

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

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a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

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in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future shareholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of our debt securities, preferred shares, common shares, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred shares or common shares and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common shares or preferred shares will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common shares or preferred shares that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of common shares or preferred shares that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

•	Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common shares, preferred shares or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common shares, preferred shares or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of our common shares, preferred shares or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of common shares, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification Without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

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reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

•	Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global-i.e., book-entry-form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning fifteen (15) days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Redwood City, California, with respect to U.S. law, and by Blake, Cassels & Graydon LLP, Vancouver, British Columbia, with respect to Canadian law. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We have not authorized anyone else to provide you with information other than that contained in or incorporated by reference into this prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us.

Information about us is also available at our website at www.abcellera.com. However, the information contained on, or that can be accessed through, our website is not a part of this prospectus or any accompany prospectus supplement and is not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, other than those documents or portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025;

•	our Current Report on Form 8-K filed with the SEC on February 18, 2025;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed on April 29, 2024; and

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the description of our common shares contained in Registration Statement on Form 8-A (File No. 001-39781) filed with the SEC on December  8, 2020, including any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (in each case, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form or that are related to such items) until the offering of the securities under the registration statement is terminated or completed. These documents include, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as proxy statements.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Attention: Corporate Secretary, AbCellera Biologics Inc., 150 W 4th Avenue, Vancouver, British Columbia, V5Y 1G6. Our telephone number is (604) 559-9005, and our investor email address is ir@abcellera.com. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

17,435,897 Common Shares

Pre-Funded Warrants to Purchase 3,076,926 Common Shares

PROSPECTUS SUPPLEMENT

Jefferies	J.P. Morgan	Cantor	UBS Investment Bank	BMO Capital Markets

August 12, 2026